UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 26, 2015

JPMorgan Chase & Co.
(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

270 Park Avenue, New York, New York		10017
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On October 26, 2015, Gordon Smith, CEO of Consumer & Community Banking at JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”), was the keynote speaker at the Money 20/20 conference in Las Vegas. In his presentation, Mr. Smith described the features of Chase Pay, JPMorgan Chase’s new payment experience for merchants and customers. The Firm’s press release summarizing the key features of Chase Pay is attached hereto at Exhibit 99.1.

For more information about Chase Pay, including a video of the presentation and slides, please visit www.ChasePay.com.

This information, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section. Furthermore, this information, including Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Firm under the Securities Act of 1933.
Exhibit 99.1 contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase’s Annual Report on Form 10-K for the year ended December 31, 2014, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, which have been filed with the Securities and Exchange Commission and are available on JPMorgan Chase’s website (http://investor.shareholder.com/jpmorganchase) and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	JPMorgan Chase & Co. Press Release dated October 26, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Neila B. Radin
Neila B. Radin
Managing Director

Dated:	October 26, 2015

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	JPMorgan Chase & Co. Press Release dated October 26, 2015

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